Execution Version

                                                                    Exhibit 4.2


                            Dated 24 September 2003


                               NORTHERN ROCK PLC
                  as Seller, Cash Manager, and a Beneficiary


                        GRANITE FINANCE FUNDING LIMITED
                         as Funding and a Beneficiary


                       GRANITE FINANCE TRUSTEES LIMITED
                             as Mortgages Trustee


                                    - and -


                             THE BANK OF NEW YORK
                              as Security Trustee


               -----------------------------------------------
                             MORTGAGES TRUST DEED
                           SEVENTH DEED OF AMENDMENT
               -----------------------------------------------




                          SIDLEY AUSTIN BROWN & WOOD
                            1 Threadneedle Street
                              LONDON EC2R 8 A W
                           TELEPHONE 020 7360 3600
                           FACSIMILE 2020 7626 7937
                            REF: 30507 - 19/620908




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THIS DEED is made on 24 September 2003

BETWEEN:

(1) NORTHERN ROCK PLC (registered number 03273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its capacity as Seller, and in its capacity as Cash Manager and in its capacity as a Beneficiary;

(2) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, but acting out of its office established in England (registered overseas company number FC022999 and branch number BR005916) at 4 Royal Mint Court, London EC3N 4HJ in its capacity as a Beneficiary;

(3) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as the Mortgages Trustee; and

(4) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL United Kingdom, in its capacity as Security Trustee.

WHEREAS:

(A) On 26 March 2001 (the "Initial Closing Date"), the Mortgages Trustee declared the following trusts in respect of the Trust Property (being on the Initial Closing Date, the sum of (pound)100 which monies have been received by, are presently beneficially owned by and are held by the Mortgages Trustee or to its order).

(B) On the Initial Closing Date, the Mortgages Trustee (acting as principal and not as agent of any party) agreed, in accordance with the Mortgages Trust Deed dated 26 March 2001 among the parties hereto (the "Mortgages Trust Deed") to hold the Trust Property as bare trustee for Funding and the Seller (each a Beneficiary and together, the "Beneficiaries") upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed. The Mortgages Trustee receives amounts arising from the Trust Property and distributes such amounts for the benefit of the Beneficiaries of the Mortgages Trust. It delegates certain tasks in relation to the Mortgages Trust to the Administrator and the Cash Manager.

(C) The Seller carries on the business of, inter alia, originating residential first mortgage loans to individual Borrowers in England and Wales and of managing and administering such mortgage loans. The Seller has assigned and intends to assign from time to time portfolios of such mortgage loans to the Mortgages Trustee pursuant to the Mortgage Sale Agreement entered into on the Initial Closing Date, which mortgage loans shall be held by the Mortgages Trustee as bare trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.


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(D)   The parties have agreed to amend and restate the Mortgages Trust Deed
      (the "First Amended and Restated Mortgages Trust Deed") pursuant to the provisions set out in a deed of amendment and restatement dated 23 July 2001 (the "First Deed of Amendment and Restatement").

(E) The parties have agreed to amend and restate the First Amended and Restated Mortgages Trust Deed (the "Second Amended and Restated Mortgages Trust Deed") pursuant to the provisions set out in a deed of amendment and restatement dated 28 September 2001 (the "Second Deed of Amendment and Restatement").

(F) The parties have agreed to amend and restate the Second Amended and Restated Mortgages Trust Deed (the "Third Amended and Restated Mortgages Trust Deed") pursuant to the provisions set out in a deed of amendment and restatement dated 20 March 2002 (the "Third Deed of Amendment and Restatement").

(G) The parties have agreed to amend and restate the Third Amended Mortgages Trust Deed (the "Fourth Amended Mortgages Trust Deed") pursuant to the provisions set out in a deed of amendment and restatement dated 23 September 2002 (the "Fourth Deed of Amendment and Restatement").

(H) The parties have agreed to amend and restate the Fourth Amended Mortgages Trust Deed (the "Fifth Amended Mortgages Trust Deed") pursuant to the provisions set out in a deed of amendment and restatement dated 27 January 2003 (the "Fifth Deed of Amendment and Restatement").

(I) The parties have agreed to amend and restate the Fifth Amended Mortgages Trust Deed (the "Sixth Amended Mortgages Trust Deed") pursuant to the provisions set out in a deed of amendment and restatement dated 21 May 2003 (the "Sixth Deed of Amendment and Restatement").

(J) The parties now wish to amend and restate the Sixth Amended and Restated Mortgages Trust Deed.

(K) With effect from the date hereof, the provisions of the Mortgages Trust Deed, the First Amended and Restated Mortgages Trust Deed, the Second Amended and Restated Mortgages Trust Deed, the Third Amended and Restated Mortgages Trust Deed, the Fourth Amended and Restated Mortgages Trust Deed, the Fifth Amended and Restated Mortgages Trust Deed, the Sixth Amended and Restated Mortgages Trust Deed and this Deed shall be read and construed as one document.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1 The provisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Sixth Amendment Deed made on 24 September 2003 between, among others, the parties hereto (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties


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


      hereto) are expressly and specifically incorporated into and shall apply to this Deed.

1.2 The Mortgages Trust Deed as amended and restated pursuant to the First Deed of Amendment and Restatement, the Second Deed of Amendment and Restatement, the Third Deed of Amendment and Restatement, the Fourth Deed of Amendment and Restatement, the Fifth Deed of Amendment and Restatement, the Sixth Deed of Amendment and Restatement and pursuant hereto shall be referred to herein as the "Amended and Restated Mortgages Trust Deed".

1.3 As used in the Amended and Restated Mortgages Trust Deed the terms "Mortgages Trust Deed", "this Mortgages Trust Deed", "Trust Deed", "this Trust Deed", "Deed", "this Deed", "herein", "hereinafter", "hereof", "hereto" and other words of similar import shall mean or refer to the Amended and Restated Mortgages Trust Deed, unless the context otherwise specifically requires.

2.    AMENDMENTS TO THE SIXTH AMENDED AND RESTATED MORTGAGES TRUST DEED

      Upon execution of this Deed by the parties hereto, the Sixth Amended and Restated Mortgages Trust Deed shall be and hereby is amended and restated in the form of Appendix I hereto.

3.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No person shall have any right to enforce any provision of this Deed or any provision of the Amended and Restated Mortgages Trust Deed under the Contract (Rights of Third Parties) Act 1999 but this shall not affect any right or remedy of a third party which exists apart from that Act.

4.    Security Trustee

      The Security Trustee, for the purposes of Clause 15.2 (Negative Covenants) of the Funding Deed of Charge, hereby consents to the amendments to the Sixth Amended and Restated Mortgages Trust Deed and is party to this Deed solely for the purposes of providing such consent.

5.    COUNTERPARTS

      This Deed may be executed in any number of counterparts, and has the same effect as if the signatures and/or seals on the counterparts were on a single copy of this Deed.

6.    GOVERNING LAW

6.1 This Deed is governed by, and shall be construed in accordance with, English law.

6.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.


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



                                EXECUTION PAGE

IN WITNESS WHEREOF this Deed has been executed as a deed and delivered by the parties hereto on the day and year first above written.

Executed by

NORTHERN ROCK PLC
as its deed as follows:
Signed for and on its behalf by one of its duly
authorised attorneys/signatories                              By
                                                                    ----------------------------------------
                                                                    Duly Authorised Attorney/Signatory

                                                              Name
                                                                    ----------------------------------------
Signature
             ----------------------------------------------
             Witness

Full name
             ----------------------------------------------
Occupation   Solicitor
             ----------------------------------------------
Address      c/o Sidley Austin Brown & Wood
             ----------------------------------------------
             1 Threadneedle Street
             ----------------------------------------------
             London EC2R 8AW
             ----------------------------------------------




Executed by
GRANITE FINANCE FUNDING LIMITED
as its deed as follows:
Signed for and on its behalf by one of its directors
and by another of its directors/its secretary                 By
                                                                    ----------------------------------------
                                                                    Director

                                                              Name
                                                                    ----------------------------------------


                                                              By
                                                                    ----------------------------------------
                                                                    Director/Secretary

                                                              Name
                                                                    ----------------------------------------

Executed by
GRANITE FINANCE TRUSTEES LIMITED
as its deed as follows:
Signed for and on its behalf by one of its directors
and by another of its directors/its secretary                 By
                                                                    ----------------------------------------
                                                                    Director

                                                              Name
                                                                    ----------------------------------------

                                                              By
                                                                    ----------------------------------------
                                                                    Director/Secretary

                                                              Name
                                                                    ----------------------------------------




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




Executed by
THE BANK OF NEW YORK
as its deed as follows:
Signed for and on its behalf by one of its duly
authorised attorneys/signatories                              By
                                                                    ----------------------------------------
                                                                    Duly Authorised Attorney/Signatory

                                                              Name
                                                                    ----------------------------------------










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



                                  Appendix I
                   Amended and Restated Mortgages Trust Deed




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